UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-49746
(Commission File Number)

Nevada	88-0498181
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
(Address of principal executive offices) (Zip Code)

      (604) 327-9446
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On March 11, 2014, Viscount Systems, Inc. (the “Company”) completed a private placement of 8,333,329 shares of common stock at a price of $0.09 per share for total proceeds of $750,000. The Company also issued a total of 4,166,659 warrants, each warrant exercisable to acquire an additional share of the Company at an exercise price of $0.20 per share for a period of five years from the closing date.

In connection with the offering, the Company paid to a registered broker-dealer a commission of $71,000 in cash and share purchase warrants to acquire 788,888 shares of common stock of the Company at a price of $0.09 per share for a period of five years from the closing date. The warrants may be exercised on a cashless basis.

The securities were sold to accredited investors pursuant to the exemptions from registration under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viscount Systems, Inc.
Date	March 14, 2014	(Registrant)

/s/ Dennis Raefield
Dennis Raefield, President